Exhibit (h)(3)(cc)
AMENDMENT TO THE PLF
EXPENSE LIMITATION AGREEMENT II
          THIS AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT II (the “Amendment”) effective December 31, 2012, between Pacific Life Funds (the “Trust”), a Delaware statutory trust, on behalf of the Funds designated in Schedule A hereto, and Pacific Life Fund Advisors LLC (“Adviser” or “PLFA”), a Delaware limited liability company.
          WHEREAS, the Trust and Adviser are parties to a certain Expense Limitation Agreement II dated July 1, 2010, as amended from time to time (the “Agreement”); and
          WHEREAS, the Trust and Adviser desire to amend the Agreement upon the following terms and conditions;
          NOW THEREFORE, in consideration of the renewal of promises and mutual covenants contained in the Agreement and the good and fair consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and Adviser hereby agree as follows:
1)	The second paragraph of Section I, titled “Operating Expense Limit”, is hereby deleted in its entirety and replaced with the following:

“The operating expense limit with respect to each of the applicable Funds and their respective share classes shall be set forth in Schedule A hereto (the “Operating Expense Limit”), based on a percentage of the average daily net assets of each applicable share class of each applicable Fund for the period described in Section I.D. The Adviser may elect to lower the expense caps and/or extend the time period further by amendment to Schedule A of this Agreement.”

2)	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

3)	Except as expressly supplemented, amended or consented to hereby, all of the representations, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

4)	Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers designated below on the day and year first above written.

PACIFIC LIFE FUNDS, on behalf of the applicable Funds

By:	/s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee

Name:	Howard T. Hirakawa	Name: Laurene E. MacElwee

Title:	Vice President	Title:	VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee

Name:	Howard T. Hirakawa	Name: Laurene E. MacElwee

Title:	VP, Fund Advisor Operations	Title:	VP & Assistant Secretary

SCHEDULE A
PACIFIC LIFE FUNDS
OPERATING EXPENSE LIMITS UNDER EXPENSE LIMITATION AGREEMENT II
I.	Operating Expense Limits for Class A, B, C, R and P shares effective July 1, 2012:

	Maximum Operating Expense Limit
	(as a Percentage of average daily net assets)
	Years 1-3	Years 4-10

PL Portfolio Optimization Conservative Fund	0.15%	0.30%
PL Portfolio Optimization Moderate-Conservative Fund	0.15%	0.30%
PL Portfolio Optimization Moderate Fund	0.15%	0.30%
PL Portfolio Optimization Moderate-Aggressive Fund	0.15%	0.30%
PL Portfolio Optimization Aggressive Fund	0.15%	0.30%
PL Floating Rate Loan Fund	0.15%	0.30%
PL Small-Cap Value Fund	0.15%	0.30%
PL Main Street® Core Fund	0.15%	0.30%
PL Emerging Markets Fund	0.15%	0.30%
PL Small-Cap Growth Fund	0.15%	0.30%
PL International Value Fund	0.15%	0.30%
PL Large-Cap Value Fund	0.15%	0.30%
PL Short Duration Bond Fund	0.15%	0.30%
PL Growth LT Fund	0.15%	0.30%
PL Mid-Cap Equity Fund	0.15%	0.30%
PL International Large-Cap Fund	0.15%	0.30%
PL Managed Bond Fund	0.15%	0.30%
PL Inflation Managed Fund	0.15%	0.30%
PL Large-Cap Growth Fund	0.15%	0.30%
PL Comstock Fund	0.15%	0.30%
PL Mid-Cap Growth Fund	0.15%	0.30%
PL Real Estate Fund	0.15%	0.30%
PL Emerging Markets Debt Fund	0.15%	0.30%
II.	Operating Expense Limits for Advisor Class shares effective December 31, 2012:

	Maximum Operating Expense Limit
	(as a Percentage of average daily net assets)
	Years 1-3	Years 4-10

PL Portfolio Optimization Conservative Fund	0.20%	0.30%
PL Portfolio Optimization Moderate-Conservative Fund	0.20%	0.30%
PL Portfolio Optimization Moderate Fund	0.20%	0.30%
PL Portfolio Optimization Moderate-Aggressive Fund	0.20%	0.30%
PL Portfolio Optimization Aggressive Fund	0.20%	0.30%